EXHIBIT 99.3

FIRST PRIORITY TAX SOLUTIONS INC.

Pro Forma

Balance Sheet - Unaudited

December 31, 2017

	First Priority Tax Solutions Inc.	Zshoppers, Inc.
	December 31, 2017	December 31, 2017	Proforma Adjustments*	Proforma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$1,284	$(1,284)	$-
Accounts receivable	-	7,359	(7,359)	-
Total Current Assets	-	8,643	(8,643)	-

Equipment, net	-	178	(178)	-
TOTAL ASSETS	-	8,821	(8,821)	-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$-	$826	$(826)	$-
Total Current Liabilities	-	826	(826)	-

TOTAL LIABILITIES	-	826	(826)	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock par value $0.000001: 8,000,000 shares authorized, none issued and outstanding	-	-	-	-
Common stock par value $0.000001: 92,000,000 shares authorized, 5,760,000 shares issued and outstanding	6	-	0	6
Common stock, par value $0.001; 10,000,000 shares authorized, 5,000,000 shares issued and outstanding respectively;	-	5,000	(5,000)	-
Additional paid in capital (deficiency)	76,027	50,157	(32,515)	93,669
Retained earnings (deficit)	(205,463)	(47,162)	47,162	(205,463)
Retained earnings from discontinued operations	129,430	-	-	-
Total stockholders’ equity (deficit)	-	7,995	9,647	(111,788)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$8,821	$-	$(111,788)

*The adjustments included in the pro forma balance sheet and statement of operations are as follows:

- To eliminate all assets and liabilities upon contribution of Zshoppers, Inc. revenue generating assets to First Priority Tax Solutions Inc. by majority shareholder

- To eliminate the owner withdraws, and retained earnings of Zshoppers, Inc.

- To record the issuance of 20,000 Common stock of First Priority Tax Solutions Inc. to its majority shareholder for contribution of revenue generating assets previously acquired by Zshoppers, Inc.

FIRST PRIORITY TAX SOLUTIONS INC.

Pro Forma

Statement of Operations – Unaudited

Six months ended December 31, 2017

	First Priority Tax Solutions Inc.	Zshoppers, Inc.
	Six Months Ended	Six Months Ended
	December 31, 2017	December 31, 2017	Proforma Adjustments	Proforma As Adjusted

Revenue	$-	$43,394	$-	$43,394
Cost of revenue	-	25,716		25,716
Gross Profit	-	17,678	-	17,678

Operating Expenses
General and administrative	4,494	7,203		11,697
Depreciation	-	140		140
Management fees	-	3,160		3,160
Professional fees	21,471	6,563		28,034
Total Operating Expenses	25,965	17,066	-	39,731

Operating Loss	(25,965)	612	-	(22,053)

OTHER INCOME/(EXPENSE)
Interest expense	(857)	-		(857)
Gain on loan settlement	-	-	-	-
	(857)	-	-	(857)

NET LOSS FROM CONTINUED OPERATIONS before Income Tax Provision	(26,822)	612	-	(22,910)
Income Tax Provision	-	-		-
NET LOSS FROM CONTINUED OPERATIONS	(26,822)	612	-	(22,910)

NET INCOME FROM DISCONTINUED OPERATIONS	38,438	-		38,438

Net Loss	$11,616	$612	$-	$15,528

See notes to the unaudited pro forma combined financial statements

FIRST PRIORITY TAX SOLUTIONS INC.

Pro Forma

Statement of Operations – Unaudited

Year ended June 30, 2017

	First Priority Tax Solutions Inc.	Zshoppers, Inc.
	Year Ended	Year Ended
	June 30, 2017	June 30, 2017	Proforma Adjustments	Proforma As Adjusted

Revenue	$78,040	$139,824	$-	$217,864
Cost of revenue	13,241	118,899		132,140
Gross Profit	64,799	20,925	-	85,724

Operating Expenses
General and administrative	1,608	25,557		27,165
Depreciation	-	17,959		17,959
Management fees	-	7,477		7,477
Professional fees	46,162	-		46,162
Total Operating Expenses	47,770	50,993	-	73,327

Operating Loss	17,029	(30,068)	-	12,397

OTHER INCOME/(EXPENSE)
Interest expense	(3,400)	-		-
Other income	3,000	-		-
Gain on loan settlement	-	52,380	-	-
	(400)	52,380	-	-

NET LOSS FROM CONTINUED OPERATIONS before Income Tax Provision	16,629	22,312	-	12,397
Income Tax Provision	-	-		-
Net Loss	$16,629	$22,312	$-	$12,397

See notes to the unaudited pro forma combined financial statements

FIRST PRIORITY TAX SOLUTIONS INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

First Priority Tax Solutions Inc. (the “Company”), a company incorporated under the laws of the State of Delaware, USA and Zshoppers, Inc. (“Zshoppers”) entered into an agreement in which the Company acquired all of the revenue generating assets from the majority shareholder of the Company, who had previously acquired the assets from Zshoppers. In exchange, the Company issued 20,000 to the majority shareholder for the contribution.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical December 31, 2017 balance sheet of First Priority Tax Solutions Inc., and balance sheet of Zshoppers, Inc. as of December 31, 2017, after giving effect to the acquisition of revenue generating assets from the majority shareholder. The pro forma balance sheet and statement of operations present this transaction as if they had been consummated as of December 31, 2017, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Zshoppers included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform Zshoppers Inc.’s accounting policies to the Company’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if the Zshoppers acquisition had occurred on December 31, 2017 and combines the historical balance sheet of First Priority Tax Solutions Inc. at December 31, 2017 and the historical balance sheet of Zshoppers Inc. at December 31, 2017.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the Company and Zshoppers Inc. for the six months ended December 31, 2017, and the year ended June 30, 2017 are presented as if the acquisition had taken place on December 31, 2017.

The pro forma statement of operations for the period ended December 31, 2017 combines the historical results of the Company for the six months ended December 31, 2017 and the historical results of Zshoppers Inc. for six months ended December 31, 2017. The pro forma statement of operations for the year ended June 30, 2017 combines the historical results of the Company for the year ended June 30, 2017 and the historical results of Zshoppers Inc. for the year ended June 30, 2017.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

- To eliminate all assets and liabilities upon contribution of Zshoppers, Inc. revenue generating assets to First Priority Tax Solutions Inc. by majority shareholder

- To eliminate the owner withdraws, and retained earnings of Zshoppers, Inc.

- To record the issuance of 20,000 Common stock of First Priority Tax Solutions Inc. to its majority shareholder for contribution of revenue generating assets previously acquired by Zshoppers, Inc.